UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

Lite Strategy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 369-7100

MEI Pharma, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	LITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on July 22, 2025, Lite Strategy, Inc. (the “Company”) issued pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 6,022,869 shares of the Company’s Common Stock, par value $0.00000002 per share (the “Common Stock”), at an offering price of $3.4199 per Pre-Funded Warrant. The Pre-Funded Warrants were immediately exercisable, and were issued to one of the investors under the securities purchase agreements entered into on July 17, 2025 by the Company and the various purchasers thereunder in a private placement offering (the “PIPE Offering”).

On September 10, 2025, the above-referenced investor exercised 1,595,000 Pre-Funded Warrants in a cashless exercise to purchase 1,594,944 shares of Common Stock.

The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions by an issuer not involving a public offering to issue the Pre-Funded Warrant and shares of Common Stock issuable upon the exercise of the Pre-Funded Warrant.

The description of the Pre-Funded Warrant is qualified in its entirety by the full text of the form of Pre-Funded Warrant which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 22, 2025, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lite Strategy, Inc.

Date:	September 15, 2025	By:	/a/ Justin J. File
Justin J. File Acting Chief Executive Officer, Chief Financial Officer and Secretary